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                              COLLATERAL AGREEMENT

                         dated as of September 21, 2005

                                  by and among

                       THE RESTAURANT HOLDING CORPORATION,

                             THE RESTAURANT COMPANY,
                  and certain of its Subsidiaries as Grantors,

                                   in favor of

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent

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                                TABLE OF CONTENTS

                                                                            PAGE
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                                    ARTICLE I

                                  DEFINED TERMS

                                   ARTICLE II

                                SECURITY INTEREST

SECTION 2.1.    Grant of Security Interest...............................      5
SECTION 2.2.    Grantors Remain Liable...................................      6

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.6.    State of Organization; Location of Inventory, Equipment

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1.    Maintenance of Perfected Security Interest; Further
                   Information...........................................     11

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                                    ARTICLE V

                               REMEDIAL PROVISIONS

                                   ARTICLE VI

                            THE ADMINISTRATIVE AGENT

                                   ARTICLE VII

                                  MISCELLANEOUS

                                      -ii-

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SCHEDULES:

Schedule 3.6    Exact Legal Name; Jurisdiction of Organization; Taxpayer
                   Identification Number; Registered Organization Number;
                   Mailing Address; Chief Executive Office and other Locations
Schedule 3.9    Commercial Tort Claims
Schedule 3.10   Deposit Accounts
Schedule 3.11   Intellectual Property
Schedule 3.13   Investment Property and Partnership/LLC Interests

                                     -iii-

     COLLATERAL AGREEMENT (this "Agreement"), dated as of September 21, 2005, by and among The Restaurant Holding Corporation ("Holdings"), The Restaurant
Company, a Delaware corporation (the "Borrower"), certain of its Subsidiaries as identified on the signature pages hereto and any Additional Grantor (as defined below) who may become party to this Agreement (such Subsidiaries and Additional
Grantors, collectively, with the Borrower and Holdings, the "Grantors"), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the "Administrative Agent") for the benefit of the Secured Parties.

                              STATEMENT OF PURPOSE

     Pursuant to the Credit Agreement, dated as of the date hereof (the "Credit
Agreement"), by and among Holdings, the Borrower, the Lenders, the agents party thereto and the Administrative Agent, the Lenders have agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein.

     Pursuant to the terms of a Guaranty Agreement of even date, Holdings and certain Subsidiaries of the Borrower who are parties hereto have guaranteed the payment and performance of the Obligations.

     It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the
Administrative Agent, for the benefit of the Secured Parties.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit
Agreement and to induce the Lenders to make their respective Extensions of
Credit to the Borrower thereunder, each Grantor hereby agrees with the
Administrative Agent, for the benefit of the Secured Parties, as follows:

                                   ARTICLE I

                                  DEFINED TERMS

     SECTION 1.1. Terms Defined in the Uniform Commercial Code.

     (a) The following terms when used in this Agreement shall have the meanings assigned to them in the UCC (as defined in the Credit Agreement) as in effect from time to time: "Account", "Account Debtor", "Authenticate", "Certificated
Security", "Chattel Paper"; "Commercial Tort Claim", "Deposit Account",
"Documents", "Electronic Chattel Paper", "Equipment", "Farm Products" "Fixture",
"General Intangible", "Instrument", "Inventory", "Investment Company Security",
"Investment Property", "Letter-of-Credit Rights", "Proceeds", "Record",
"Registered Organization", "Security", "Securities Entitlement", "Securities
Intermediary", "Securities Account", "Supporting Obligation", "Tangible Chattel
Paper", and "Uncertificated Security".

     (b) Terms defined in the UCC and not otherwise defined herein or in the
Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time.

     SECTION 1.2. Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

     "Additional Grantor" means each Subsidiary of the Borrower which hereafter becomes a Grantor pursuant to Section 7.14 (as required pursuant to Section 8.11 of the Credit Agreement).

     "Agreement" means this Collateral Agreement.

     "Applicable Insolvency Laws" means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 547, 548 and 550 and other "avoidance" provisions of Title 11 of the United States Code).

     "Assignment of Claims Act" means the Assignment of Claims Act of 1940 (41
U.S.C. Section 15, 31 U.S.C. Section 3737, and 31 U.S.C. Section 3727),
including all amendments thereto and regulations promulgated thereunder.

     "Collateral" has the meaning assigned thereto in Section 2.1.

     "Collateral Account" means any collateral account established by the
Administrative Agent as provided in Section 5.2.

     "Control" means the manner in which "control" is achieved under the UCC, with respect to any Collateral for which the UCC specifies a method of achieving
"control".

     "Control Agreement" shall mean a deposit account control agreement or a securities account control agreement, as applicable, each in form and substance reasonably acceptable to the Administrative Agent, granting the Administrative
Agent Control of the Deposit Accounts or Securities Accounts, as applicable.

     "Controlled Depository" has the meaning assigned thereto in Section 4.6.

     "Controlled Intermediary" has the meaning assigned thereto in Section 4.6.

     "Copyrights" means collectively, all of the following of any Grantor: (a)
all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, including, without limitation, those listed on Schedule 3.11 hereto, (b)
all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

                                      -2-

     "Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee, including, without limitation, those listed in Schedule
3.11, containing an explicit grant of any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

     "Effective Endorsement and Assignment" means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the
Security Interest granted in such Collateral, and in each case, in form and substance reasonably satisfactory to the Administrative Agent.

     "Excluded Deposit Account" means, collectively, (a) Deposit Accounts established solely for the purpose of funding payroll and other compensation and benefits to employees, (b) so long as no Default or Event of Default has occurred and is continuing, Deposit Accounts with amounts on deposit that, when aggregated with the amounts on deposit in all other Deposit Accounts for which a
Control Agreement has not been obtained (other than those specified in clause
(a)), do not at any time exceed $500,000, (c) any Deposit Account the balance of which is swept at the end of each Business Day into a Deposit Account subject to
Administrative Agent's Control, (d) any Deposit Account which contains no funds other than contributions made by a Grantor on behalf of the company-owned stores and by the franchisees with respect to franchise-owned stores, and which funds are used for marketing promotions and (e) any Deposit Account the sole proceeds of which are funds received by a Grantor in return for the issuance of a gift card to a customer for use at a restaurant owned by a Grantor or a franchisee of a Grantor.

     "Excluded Securities Account" means any Securities Account which contains no funds other than contributions made by a Grantor on behalf of the company-owned stores and by the franchisees with respect to franchise-owned stores, and which funds are used for marketing promotions.

     "Government Contract" means a contract between any Grantor and an agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority located in the United States or all obligations of any such Governmental Authority arising under any Account now or hereafter owing by any such Governmental Authority, as account debtor, to any Grantor.

     "Grantors" has the meaning set forth in the Preamble of this Agreement.

     "Intellectual Property" means collectively, all of the following of any
Grantor: the Patents and Patent Licenses, Copyrights and Copyright Licenses,
Trademarks and Trademark Licenses.

     "Issuer" means any issuer of any Investment Property or Partnership/LLC
Interests (including, without limitation, any Issuer as defined in the UCC).

     "Obligations" means with respect to the Borrower, the meaning assigned thereto in the Credit Agreement, and with respect to each Guarantor, the obligations of such Guarantor under the Guaranty Agreement executed by such
Guarantor and with respect to all Grantors and all liabilities and obligations of the Grantors hereunder.

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     "Partnership/LLC Interests" means, with respect to any Grantor, the entire partnership interest, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby, including, without limitation, such
Grantor's capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor's interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.

     "Patents" means collectively, all of the following of any Grantor: (a) all patents, rights and interests in patents, patentable inventions and patent applications anywhere in the world, including, without limitation, those listed on Schedule 3.11 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

     "Patent License" means all written agreements now or hereafter in existence, containing an explicit grant by or to any Grantor of the right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 3.11 hereto.

     "Securities Act" means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

     "Security Interests" means the security interests granted pursuant to
Article II, as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of the Credit
Agreement.

     "Trademarks" means collectively all of the following of any Grantor: (a)
all trademarks, rights and interests in trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each intent-to-use application to register any trademark or service mark prior to the filing and acceptance under Applicable Law of a verified statement of use for such mark) anywhere in the world, including, without limitation, those listed on Schedule 3.11 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or

                                      -4-

payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and
(e) all rights corresponding to any of the foregoing (including the goodwill)
throughout the world.

     "Trademark License" means any written agreement now or hereafter in existence, containing an explicit grant by or to any Grantor of the right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.11.

     "UCC" means the Uniform Commercial Code as in effect in the State of New
York, as amended or modified from time to time.

     "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title under the laws of any state, all tires and all other appurtenances to any of the foregoing.

     SECTION 1.3. Other Definitional Provisions. Terms defined in the Credit
Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement. The rules of construction specified in Section
1.2 of the Credit Agreement shall also apply to this Agreement. In addition, where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's
Collateral or the relevant part thereof.

                                   ARTICLE II

                                SECURITY INTEREST

     SECTION 2.1. Grant of Security Interest. Each Grantor hereby grants, pledges and collaterally assigns to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in the following property, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

          (a) all Accounts;

          (b) all cash, money and currency;

          (c) all Chattel Paper;

          (d) all Commercial Tort Claims identified on Schedule 3.9;

          (e) all Deposit Accounts;

          (f) all Documents;

          (g) all Equipment;

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          (h) all Fixtures;

          (i) all General Intangibles;

          (j) all Instruments;

          (k) all Intellectual Property;

          (l) all Inventory;

          (m) all Investment Property;

          (n) all Letter-of-Credit Rights;

          (o) all Vehicles;

          (p) all other personal property not otherwise described above;

          (q) all books and records pertaining to the Collateral; and

          (r) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and Supporting
     Obligations (as now or hereafter defined in the UCC) given by any Person with respect to any of the foregoing.

provided, that (i) any Security Interest on any Capital Stock or other ownership interests issued by any Foreign Subsidiary shall be limited to 65% of total outstanding voting Capital Stock and all outstanding non-voting Capital Stock of such Foreign Subsidiary and (ii) the Security Interests granted herein shall not extend to, and the term "Collateral" shall not include, any rights under any lease, contract or agreement (including, without limitation, any license for
Intellectual Property and any domain name registration agreement) to the extent that the granting of a security interest therein is specifically prohibited in writing by, or would constitute an event of default under or would grant a party a termination right under any agreement governing such right unless such prohibition is not enforceable or is otherwise ineffective under Applicable Law.
Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by any Grantor of a Security Interest in any
Account or any money or other amounts due and payable to any Grantor or to become due and payable to any Grantor under such lease, contract or agreement.

     SECTION 2.2. Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this
Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral,
(c) neither the Administrative Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the
Collateral by reason of this Agreement, nor shall the Administrative Agent or any Secured Party be obligated to perform any of the obligations or

                                      -6-

duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any Secured Party shall have any liability in contract or tort for any
Grantor's acts or omissions.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and the Lenders to enter into the Credit
Agreement and to induce the Lenders to make their respective Extensions of
Credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Secured Party that:

     SECTION 3.1. Existence. Each Grantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and (iii) is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.2. Authorization of Agreement; No Conflict. Each Grantor has the
right, power and authority and has taken all necessary corporate, company or other action to authorize the execution, delivery and performance of this
Agreement. This Agreement has been duly executed and delivered by the duly authorized officers of each Grantor, and constitutes the legal, valid and binding obligation of the Grantors, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies. The execution, delivery and performance by the Grantors of this Agreement will not, by the passage of time, the giving of notice or otherwise, violate any material provision of any
Applicable Law or Material Contract and will not result in the creation or imposition of any Lien, other than the Security Interests, upon or with respect to any property or revenues of any Grantor.

     SECTION 3.3. Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against any Grantor or any Issuer of this
Agreement, except (a) as may be required by laws affecting the offering and sale of securities generally, (b) filings with the United States Copyright Office and/or the United States Patent and Trademark Office, (c) filings under the UCC,
(d) as may be required with respect to Vehicles represented by a certificate of title and (e) as have been made or obtained on or prior to the date hereof.

     SECTION 3.4. Perfected First Priority Liens. Each financing statement naming any Grantor as a debtor attached as an exhibit to Schedule 6 of the
Perfection Certificate is in appropriate form for filing in the appropriate filing offices of the states specified on Schedule 3.6. The Security Interests granted pursuant to this Agreement (a) constitute valid security interests in all of the Collateral in favor of the Administrative Agent, for the benefit of the

                                      -7-

Secured Parties, as collateral security for the Obligations, and (b): (1) when
UCC financing statements shall have been filed in the offices specified in
Schedule 3.6, the Security Interests will constitute perfected security interests in all right, title and interest of such Grantor in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the Uniform Commercial Code of any applicable jurisdiction, prior to all other Liens and rights of others therein except for Permitted Liens; (2) when each Patent and Trademark security agreement has been filed with the United
States Patent and Trademark Office, the Security Interests will constitute perfected security interests in all right, title and interest of such Grantor in the Intellectual Property therein described, prior to all other Liens and rights of others therein except for Permitted Liens; and (3) when each Control
Agreement has been executed and delivered to the Administrative Agent, the
Security Interests will constitute perfected security interests in all right, title and interest of the Grantors in the Deposit Accounts and Securities
Accounts, as applicable, subject thereto, prior to all other Liens and rights of others therein and subject to no adverse claims except for Permitted Liens.

     SECTION 3.5. Title, No Other Liens. Except for the Security Interests, each
Grantor owns each item of the Collateral free and clear of any and all Liens or claims other than Permitted Liens. No financing statement under the Uniform
Commercial Code of any state which names a Grantor as debtor or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) as have been filed in favor of the
Administrative Agent, for the benefit of the Secured Parties, pursuant to this
Agreement, (ii) in connection with Permitted Liens or (iii) in connection with precautionary filings made under the Uniform Commercial Code that are not made in connection with a grant of a Lien. No Collateral is in the possession or
Control of any Person asserting any claim thereto or security interest therein, except that (a) the Administrative Agent or its designee may have possession or
Control of Collateral as contemplated hereby, (b) a depositary bank may have
Control of a Deposit Account owned by a Grantor at such depositary bank and a
Securities Intermediary may have Control over a Securities Account owned by a
Grantor at such Securities Intermediary, in each case subject to the terms of any Control Agreement, and (c) a bailee, consignee or other Person may have possession of the Collateral as contemplated by, and so long as, the applicable
Grantors have complied to the satisfaction of the Administrative Agent with the applicable provisions of Section 4.6(c).

     SECTION 3.6. State of Organization; Location of Inventory, Equipment and
Fixtures; other Information.

     (a) The exact legal name of each Grantor is set forth on Schedule 3.6.

     (b) Each Grantor is a Registered Organization organized under the laws of the state identified on Schedule 3.6 under such Grantor's name. The taxpayer identification number and Registered Organization number, if any, of each
Grantor is set forth on Schedule 3.6 under such Grantor's name.

     (c) All Collateral with a fair market value in excess of $500,000 consisting of Inventory, Equipment and Fixtures (whether now owned of hereafter acquired) is located at the locations specified on Schedule 3.6, except as otherwise permitted hereunder.

                                      -8-

     (d) The mailing address, chief place of business, and chief executive office of each Grantor and the office where each Grantor keeps its books and records relating to the Accounts, Documents, General Intangibles, Instruments
and Investment Property in which it has any interest are located at the locations specified on Schedule 3.6 under such Grantor's name. No Grantor has any other places of business except those separately set forth on Schedule 3.6 under such Grantor's name. No Grantor does business nor has done business during the past five years under any trade name or fictitious business name except as disclosed on Schedule 3.6 under such Grantor's name. Except as disclosed on
Schedule 3.6 under such Grantor's name, no Grantor has acquired assets from any
Person, other than assets acquired in the ordinary course of such Grantor's business, during the past five years.

     SECTION 3.7. Accounts. Each existing Account constitutes, and each hereafter arising Account will constitute, the legally valid and binding obligation of the applicable Account Debtor. The amount reflected by each
Grantor in its books and records as owing by each Account Debtor is, the correct amount actually and unconditionally owing, except for ordinary course cash discounts and allowances where applicable. No Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Administrative Agent, whether in any proceeding to enforce Administrative
Agent's rights in the Collateral or otherwise except defenses, setoffs, claims or counterclaims that are reflected in such Grantor's books and records or are not, in the aggregate, material to the value of the Accounts. None of the
Accounts is, nor will any hereafter arising Account be, evidenced by a promissory note or other Instrument (other than a check) that has not been reported to and pledged to the Administrative Agent in accordance with the terms hereof.

     SECTION 3.8. Chattel Paper. As of the date hereof, no Grantor holds any
Chattel Paper in the ordinary course of its business.

     SECTION 3.9. Commercial Tort Claims. As of the date hereof, all Commercial
Tort Claims owned by any Grantor are listed on Schedule 3.9.

     SECTION 3.10. Deposit Accounts. As of the date hereof, all Deposit Accounts
(including, without limitation, cash management accounts that are Deposit
Accounts) and lockboxes including the: (a) owner of the account, (b) name and address of financial institution or securities broker where such accounts are located, (c) account numbers and (d) purpose or use of such account owned by any
Grantor are listed on Schedule 3.10.

     SECTION 3.11. Intellectual Property.

     (a) As of the date hereof, all Trademark registrations, Trademark applications, Copyright registrations and Copyright applications owned by any
Grantor on the date hereof are listed on Schedule 3.11. No Grantor owns any issued Patents or Patent applications.

     (b) Except as set forth in Schedule 3.11 on the date hereof, none of the
Intellectual Property owned by any Grantor is the subject of any written licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

                                      -9-

     SECTION 3.12. Inventory. Collateral consisting of Inventory is of good and merchantable quality, free from any material defects. To the knowledge of each
Grantor, none of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts any Grantor's ability to manufacture and/or sell such Inventory. The completion of the manufacturing process of such Inventory by a Person other than the applicable Grantor would be permitted under any contract to which such Grantor is a party or to which the
Inventory is subject.

     SECTION 3.13. Investment Property; Partnership/LLC Interests.

     (a) As of the date hereof, all Investment Property (including, without limitation, all Capital Stock of any subsidiary of Holdings and all Securities
Accounts) and all Partnership/LLC Interests owned by any Grantor are listed on
Schedule 3.13.

     (b) All Capital Stock, including all Partnership/LLC Interests issued by any Issuer to any Grantor (i) have been duly and validly issued and, if applicable, are fully paid and nonassessable, (ii) are beneficially owned as of record by such Grantor and (ii) constitute all the issued and outstanding shares of all classes of the Capital Stock of such Issuer issued to such Grantor.

     (c) None of the Partnership/LLC Interests (i) are traded on a Securities exchange or in Securities markets, (ii) by their terms expressly provide that they are Securities governed by Article 8 of the UCC, (iii) are Investment
Company Securities or (iv) are held in a Securities Account.

     SECTION 3.14. Instruments. Except as set forth on Schedule 3.12, as of the date hereof, no Grantor holds any Instruments or is named a payee of any promissory note or other evidence of indebtedness.

     SECTION 3.15. Farm Products. None of the Collateral constitutes, or is the
Proceeds of, Farm Products.

     SECTION 3.16. Government Contracts. As of the date hereof, no Grantor is party to any contract with a Governmental Authority under which such
Governmental Authority, as account debtor, owes a monetary obligation in excess of $25,000 to any Grantor under any account.

                                   ARTICLE IV

                                    COVENANTS

     Until the Obligations shall have been paid in full and the Commitments terminated, unless consent has been obtained in the manner provided for in
Section 7.1, each Grantor covenants and agrees that:

                                      -10-

     SECTION 4.1. Maintenance of Perfected Security Interest; Further
Information.

     (a) Each Grantor shall maintain the Security Interest created by this
Agreement as a first priority perfected Security Interest (subject only to
Permitted Liens) and shall defend such Security Interest against the claims and demands of all Persons whomsoever (other than holders of Permitted Liens).

     (b) Each Grantor will furnish to the Administrative Agent and the Lenders upon the Administrative Agent's reasonable request from time to time statements and schedules further identifying and describing the assets and property of such
Grantor and such other reports in connection therewith as the Administrative
Agent may reasonably request, all in reasonable detail.

     SECTION 4.2. Maintenance of Insurance.

     (a) Each Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Collateral in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by businesses of similar size engaged in similar activities with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities and (ii) insuring such Grantor and the Administrative Agent, for the benefit of the Secured
Parties, against liability for hazards, risks and liability to persons and property relating to the Collateral, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities, such policies to be in such form and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.

     (b) All such insurance shall (i) name the Administrative Agent for the benefit of the Secured Parties as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional insured (to the extent covering any other risk), (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days (or ten (10) days for nonpayment of premiums) after receipt by the Administrative Agent of written notice thereof and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

     (c) Each Grantor shall notify the Administrative Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 4.2 is taken out by
Holdings or any Subsidiary; and promptly deliver to the Administrative Agent a duplicate original copy of such policy or policies.

     (d) With respect to each Mortgaged Property, the applicable Grantor shall obtain flood insurance in such total amount as the Administrative Agent or the
Lenders may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency
Management Agency (or any successor agency), and otherwise comply with the
National Flood Insurance Program as set forth in the Flood Disaster Protection
Act of 1973, as amended from time to time.

                                      -11-

     (e) Upon the request of the Administrative Agent from time to time, each
Grantor shall deliver to the Administrative Agent and the Lenders periodic information from a reputable insurance broker with respect to the insurance referred to in this Section 4.2.

     (f) In the event that the proceeds of any insurance claim are paid to any
Grantor after the Administrative Agent has exercised its right to foreclose after an Event of Default, such proceeds shall be held in trust for the benefit of the Administrative Agent and immediately after receipt thereof shall be paid to the Administrative Agent for application in accordance with the Credit
Agreement.

     SECTION 4.3. Changes in Locations; Changes in Name or Structure. No Grantor
will, except upon fifteen (15) Business Days prior written notice to the
Administrative Agent and delivery to the Administrative Agent of (a) all additional financing statements (executed if necessary for any particular filing jurisdiction), Control Agreements and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests and (b) if applicable, a written supplement to the Schedules of this Agreement:

          (i) permit any Deposit Account (other than Excluded Deposit Accounts)
     to be held by or at a depositary bank other than the depositary bank that held such Deposit Account as of the date hereof as set forth on Schedule
     3.10;

          (ii) permit any Securities Account (other than Excluded Securities
     Accounts) to be held by or at any Securities Intermediary other than the
     Securities Intermediary that held such Securities Account as of the date hereof as set forth on Schedule 3.10;

          (iii) permit any Investment Property (other than Certificated
     Securities delivered to the Administrative Agent pursuant to Section 4.5)
     to be held by a Securities Intermediary other than the Securities
     Intermediary that held such Investment Property as of the date hereof as set forth on Schedule 3.13;

          (iv) change its jurisdiction of organization or the location of its chief executive office from that identified on Schedule 3.6; or

          (v) change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Administrative
     Agent in connection with this Agreement would become misleading.

     SECTION 4.4. Required Notifications. Each Grantor shall promptly notify the
Administrative Agent, in writing, of: (a) any Lien (other than the Security
Interests or Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder, (b) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the
Collateral or on the Security Interests, (c) any Collateral which, to the knowledge of such Grantor, constitutes a Government Contract, and (d) the acquisition or ownership by such Grantor of any (i) Commercial Tort Claims required to be pledged pursuant to Section 4.13, (ii)

                                      -12-

Deposit Account (other than Excluded Deposit Accounts), (ii) Securities Account
(other than Excluded Securities Accounts) or (iii) Investment Property after the date hereof.

     SECTION 4.5. Delivery Covenants. Each Grantor will promptly after their acquisition deliver and pledge to the Administrative Agent, for the benefit of the Secured Parties, all Certificated Securities, Partnership/LLC Interests
evidenced by a certificate, negotiable Documents, Instruments in a principal amount in excess of $250,000, and Tangible Chattel Paper owned or held by such
Grantor, in each case, together with all Supporting Obligations, unless such delivery and pledge has been waived in writing by the Administrative Agent;
provided that if the aggregate principal amount of all Instruments not delivered and pledged to the Administrative Agent exceeds $1,000,000 in the aggregate for all Grantors each Grantor will promptly deliver such other Instruments, regardless of principal amount, to ensure that the aggregate principal amount of all Instruments not so delivered to the Administrative Agent does not exceed
$1,000,000.

     SECTION 4.6. Control Covenants.

     (a) Each Grantor shall, on or prior to the date hereof, cause (i) each depositary bank (other than the Administrative Agent) holding a Deposit Account
(other than Excluded Deposit Accounts) owned by such Grantor and (ii) each
Securities Intermediary maintaining any Securities Account (other than Excluded
Securities Accounts) owned by such Grantor, to execute and deliver a control agreement, sufficient to provide the Administrative Agent with Control of such
Deposit Account or Securities Account and otherwise in form and substance satisfactory to the Administrative Agent (any such depositary bank executing and delivering any such control agreement, a "Controlled Depositary", and any such
Securities Intermediary executing and delivering any such control agreement, a
"Controlled Intermediary"). After the date hereof, all Deposit Accounts (other than Excluded Deposit Accounts) and all Securities Accounts (other than Excluded
Securities Accounts) will be maintained with the Administrative Agent or with a
Controlled Depository or a Controlled Intermediary, as applicable.

     (b) Each Grantor will take such actions and deliver all such agreements as are reasonably requested by the Administrative Agent to provide the
Administrative Agent with Control of all Letter-of-Credit Rights and Electronic
Chattel Paper owned or held by such Grantor, including, without limitation, with respect to any such Electronic Chattel Paper, by having the Administrative Agent identified as the assignee of the Record(s) pertaining to the single authoritative copy thereof. The actions in the preceding sentence shall not be required to the extent that the amount of any such Letter of Credit Rights, together with the aggregate amount of all other Letters of Credit Rights for which the actions described above have not been taken, does not exceed $500,000 in the aggregate for all Grantors.

     (c) If any Collateral (other than Collateral specifically subject to the provisions of Section 4.6(a) and Section 4.6(b)) exceeding in value $500,000 in the aggregate (such Collateral exceeding such amount, the "Excess Collateral")
is at any time in the possession or control of any consignee, warehouseman, bailee (other than a carrier transporting Inventory to a purchaser in the ordinary course of business), processor, or any other third party, such Grantor shall notify in writing such Person of the Security Interests created hereby, shall, upon request of the Administrative Agent, use its commercially reasonable efforts to obtain such Person's written

                                      -13-

agreement in writing to hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions and subordinate its lien in such Collateral to the Administrative Agent's Lien. Further, each
Grantor shall perfect and protect such Grantor's ownership interests in all
Inventory stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor's interests in such inventory under Section
2-326, Section 9-103, Section 9-324 and Section 9-505 of the UCC or otherwise.
All such financing statements filed pursuant to this Section 4.6(c) shall be assigned, on the face thereof, to the Administrative Agent, for the benefit of the Secured Parties.

     SECTION 4.7. Filing Covenants. Pursuant to Section 9-509 of the UCC and any
other Applicable Law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the Security Interests of the Administrative Agent under this Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of
Collateral that describes such property in any other manner as the
Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the
Collateral granted herein, including, without limitation, describing such property as "all assets" or "all personal property." Further, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Grantor hereby authorizes, ratifies and confirms all financing statements and other filing or recording documents or instruments filed by Administrative Agent prior to the date of this Agreement.

     SECTION 4.8. Accounts.

     (a) Other than in the ordinary course of business consistent with its past practice, no Grantor will amend, supplement or modify any Account in any manner that could reasonably be likely to adversely affect the value thereof, except for actions taken in the ordinary course of business by the Grantor. Following an Event of Default, other than in the ordinary course of business consistent with its past practice no Grantor will (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Account Debtor, or
(iv) allow any credit or discount whatsoever on any Account.

     (b) At any time and from time to time not more frequently than once each fiscal quarter unless an Event of Default has occurred and is continuing, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

                                      -14-

     SECTION 4.9. Intellectual Property.

     (a) Except as could not reasonably be expected to have a Material Adverse
Effect, each Grantor (either itself or through licensees), as to each Trademark,
Patent or Copyright material to the conduct of such Grantor's business (i) will continue to use each registered Trademark (owned by such Grantor) and Trademark for which an application (owned by such Grantor) is pending, to the extent reasonably necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) will maintain products and services offered under such Trademark at a level substantially consistent with the quality of such products and services as of the date hereof, (iii) will not (and will not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any material way, (iv) will not do any act, or knowingly omit to do any act, whereby any issued Patent owned by such Grantor would reasonably be expected to become forfeited, abandoned or dedicated to the public and (v) will not (and will not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Copyright owned by such Grantor or Copyright for which an application is pending (owned by such Grantor) could reasonably be expected to become invalidated or otherwise impaired in any material way.

     (b) Each Grantor will notify the Administrative Agent and the Lenders promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property owned by such
Grantor may become forfeited, abandoned or dedicated to the public, or of any material adverse determination or material development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States
Copyright Office or any court or tribunal in any country) regarding such
Grantor's ownership of, or the validity of, any material Intellectual Property owned by such Grantor or such Grantor's right to register the same or to own and maintain the same.

     (c) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any
Intellectual Property with the United States Patent and Trademark Office, the
United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within fifteen (15) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the
Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative
Agent may reasonably request to evidence the Administrative Agent's and the
Secured Parties' security interest in any Copyright, Patent or Trademark material to such Grantor's business and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

     (d) Each Grantor will take all reasonable and necessary steps, at such
Grantor's sole cost and expense, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United
States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each material application (and to obtain the relevant registration) and to maintain each registration of the

                                      -15-

Intellectual Property material to such Grantor's business, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability other than with respect to Intellectual Property that the
Grantor allows to lapse or go abandoned in the normal course of business or that the Grantor determines in its reasonable business judgment is not of sufficient economic value to warrant pursuing an opposition or cancellation proceeding in respect of.

     (e) In the event that any Intellectual Property owned by a Grantor and material to a Grantor's business is infringed, misappropriated or diluted by a third party, the applicable Grantor shall (i) at such Grantor's sole cost and expense, take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such
Intellectual Property is of material economic value, promptly notify the
Administrative Agent after it learns of such infringement, misappropriation or dilution.

     SECTION 4.10. Investment Property; Partnership/LLC Interests.

     (a) Without the prior written consent of the Administrative Agent, no
Grantor will (i) vote to enable, or take any other action to permit, any applicable Issuer that is a Wholly-Owned Subsidiary to issue any Capital Stock, including Partnership/LLC Interests, except for such those additional Investment
Property or Partnership/LLC Interests that will be subject to the Security
Interest granted herein in favor of the Administrative Agent, or (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Investment Property or
Partnership/LLC Interests or Proceeds thereof. The Grantors will defend the right, title and interest of the Administrative Agent in and to any Investment
Property and Partnership/LLC Interests against the claims and demands of all
Persons whomsoever.

     (b) If any Grantor shall become entitled to receive or shall receive (i)
any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital
Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (ii) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders, and promptly deliver the same to the Administrative Agent in accordance with the terms hereof.

     (c) Except as otherwise provided under the covenants and agreements relating to Investment Property in this Agreement or elsewhere herein or in the
Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the
Investment Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement.

     SECTION 4.11. Equipment. Each Grantor will maintain each item of Equipment in good working order and condition (reasonable wear and tear and obsolescence excepted), and generally in accordance with any manufacturer's manual, and will as quickly as practicable

                                      -16-

provide all maintenance, service and repairs necessary for such purpose and will promptly furnish to the Administrative Agent a statement respecting any material loss or damage to any material portion of the Equipment.

     SECTION 4.12. Vehicles. Upon the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, all applications for certificates of title or ownership indicating the
Administrative Agent's first priority Lien on the Vehicle (subject to any
Permitted Liens) covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the
Administrative Agent shall deem reasonably advisable to perfect its Liens on each Vehicle with an individual fair market value in excess of $50,000; provided that with respect to Vehicles subject to Permitted Liens, no such application or other documentation shall be required. Prior thereto, each certificate of title or ownership relating to each Vehicle shall be maintained by the applicable
Grantor in accordance with Applicable Law to reflect the ownership interest of such Grantor.

     SECTION 4.13. Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall promptly (but in any event within 5 Business Days) notify the Administrative Agent in writing signed by such Grantor of the brief details thereof and grant to the Administrative
Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of such
Commercial Tort Claim, together with the amount of all other Commercial Tort
Claims held by any Grantor in which the Administrative Agent does not have a security interest, does not exceed $500,000 in the aggregate for all Grantors.

     SECTION 4.14. Post-Closing Deliveries. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any
Instrument in a principal amount of $250,000 individually or $1,000,000 in the aggregate for all Instruments held by the Grantors and not previously delivered to the Administrative Agent, Certificated Security or Chattel Paper, such
Instrument, Certificated Security or Chattel Paper shall be promptly (but in any case within 5 Business Days) delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

     SECTION 4.15. Further Assurances. Upon the request of the Administrative
Agent and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) with respect to any Government Contracts involving payments in excess of $250,000, assignment agreements and notices of assignment, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by any Grantors party to such Government Contract in compliance with the Assignment of Claims Act (or analogous state Applicable Law), and (ii) all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration,

                                      -17-

qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement.

                                    ARTICLE V

                               REMEDIAL PROVISIONS

     SECTION 5.1. General Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the
Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing, the
Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person
(all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best. The Administrative Agent may disclaim all warranties in connection with any sale or other disposition of the Collateral, including, without limitation, all warranties of title, possession, quiet enjoyment and the like. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative
Agent's request, to assemble the Collateral and make it available to the
Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any Lender, in each case against whom such claim is asserted. If any notice of a proposed sale or other disposition of
Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

     SECTION 5.2. Specific Remedies.

     (a) The Administrative Agent hereby authorizes each Grantor to collect such
Grantor's Accounts; provided that the Administrative Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default.

     (b) Upon the occurrence and during the continuance of an Event of Default:

                                      -18-

          (i) the Administrative Agent may communicate with Account Debtors of any Account subject to a Security Interest and upon the request of the
     Administrative Agent, each Grantor shall notify (such notice to be in form and substance satisfactory to the Administrative Agent) its Account Debtors
     and parties to the Material Contracts subject to a Security Interest that such Accounts and the Material Contracts have been assigned to the
     Administrative Agent, for the benefit of the Secured Parties;

          (ii) each Grantor shall forward to the Administrative Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Administrative Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Administrative Agent;

          (iii) whenever any Grantor shall receive any cash, money, checks or any other similar items of payment relating to any Collateral (including any Proceeds of any Collateral), subject to the terms of any Permitted
     Liens, such Grantor agrees that it will, within one (1) Business Day of such receipt, deposit all such items of payment into the Collateral Account or in a Deposit Account at a Controlled Depositary, until such Grantor shall deposit such cash, money, checks or any other similar items of payment in the Collateral Account or in a Deposit Account at a Controlled
     Depositary, such Grantor shall hold such cash, money, checks or any other similar items of payment in trust for the Administrative Agent and Lenders and as property of the Administrative Agent and Lenders, separate from the other funds of such Grantor, and the Administrative Agent shall have the right in to transfer or direct the transfer of the balance of each Deposit
     Account to the Collateral Account. All such Collateral and Proceeds of
     Collateral received by the Administrative Agent hereunder shall be held by the Administrative Agent in the Collateral Account as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.3;

          (iv) the Administrative Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any
     Investment Property, or Partnership/LLC Interests or other Proceeds paid in respect of any Investment Property, or Partnership/LLC Interests, and the
     Administrative Agent shall have the right to require that any or all of any
     Investment Property, or Partnership/LLC Interests shall be registered in the name of the Administrative Agent or its nominee, and the Administrative
     Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property, or Partnership/LLC
     Interests at any meeting of shareholders, partners or members of the relevant Issuers and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such
     Investment Property, or Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property, or
     Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or company structure of any Issuer or upon the exercise by any

                                      -19-

     Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, or Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Investment Property, or Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it;
     but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the
     Lenders shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment
     Property and Partnership/LLC Interests to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (ii) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any
     Investment Property, or Partnership/LLC Interests directly to the
     Administrative Agent; and

          (v) the Administrative Agent shall be entitled to (but shall not be required to): (A) proceed to perform any and all obligations of the applicable Grantor under any Material Contract and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (B) do all other acts which the Administrative Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the Credit
     Agreement, of the other Loan Documents or Applicable Law, and (C) upon acceleration of the Obligations in accordance with the Credit Agreement, sell, assign or otherwise transfer any Material Contract in accordance with the Credit Agreement, the other Loan Documents and Applicable Law, subject, however, to the prior approval of each other party to such Material
     Contract, to the extent required under the Material Contract.

     (c) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the
Administrative Agent's intent to exercise its corresponding rights pursuant to
Section 5.2(b), each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and
Partnership/LLC Interests, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and
Partnership/LLC Interests; provided that, no vote shall be cast or other corporate, company and partnership right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral in any material respect or which would result in a Default or Event of Default under any provision of the Credit Agreement, this Agreement or any other Loan
Document.

                                      -20-

     SECTION 5.3. Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of the Collateral or any
Proceeds of the Collateral in payment in whole or in part of the Obligations
(after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the
Collateral or in any way relating to the Collateral or the rights of the
Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements) in accordance with Section 13.3 of the Credit Agreement. Only after (i) the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-608 and Section 9-615 of the UCC and (ii) the payment in full of the Obligations and the termination of the Commitments, shall the
Administrative Agent account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a
Grantor).

     SECTION 5.4. Waiver, Deficiency. Each Grantor hereby waives, to the extent permitted by Applicable Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the
Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any
Lender to collect such deficiency.

                                   ARTICLE VI

                            THE ADMINISTRATIVE AGENT

     SECTION 6.1. Administrative Agent's Appointment as Attorney-In-Fact.

     (a) Each Grantor hereby irrevocably constitutes and appoints the
Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and during the continuation of an Event of Default:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any
     Account or Material Contract subject to a Security Interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or Material Contract subject to a Security
     Interest or with respect to any other Collateral whenever payable;

                                      -21-

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the
     Administrative Agent's and the Lenders' security interest in such
     Intellectual Property and the goodwill and General Intangibles of such
     Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in this
     Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (A) direct any party liable for any payment under any of the
     Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative
     Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C)
     sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the
     Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the
     Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent may deem appropriate; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the
     Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative
     Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section
6.1(a).

     (c) The reasonable expenses of the Administrative Agent incurred in connection with actions taken pursuant to the terms of this Agreement, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any

                                      -22-

category of past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant
Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

     (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.1(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the
Security Interests created hereby are released.

     SECTION 6.2. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the
Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any
Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the
Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the
Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the
Administrative Agent or any Lender to exercise any such powers. The
Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     SECTION 6.3. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this
Agreement with respect to any action taken by the Administrative Agent or the exercise or non exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative
Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent
shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.1. Amendments in Writing. None of the terms or provisions of this
Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.2 of the Credit Agreement.

                                      -23-

     SECTION 7.2. Notices. All notices, requests and demands to or upon the
Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 13.1 of the Credit Agreement.

     SECTION 7.3. No Waiver by Course of Conduct, Cumulative Remedies. Neither
the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any
Default or Event of Default. No failure to exercise, nor any delay in exercising on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     SECTION 7.4. Enforcement Expenses, Indemnification.

     (a) Each Grantor agrees to pay or reimburse each Lender and the
Administrative Agent for all its costs and expenses incurred in connection with enforcing any rights under this Agreement and the other Loan Documents to which such Grantor is a party, (including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding) including, without limitation, the reasonable fees and disbursements of counsel to each
Lender and of counsel to the Administrative Agent.

     (b) Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (in each case, subject to Section 4.11 of the Credit Agreement) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     (c) Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this
Agreement to the extent any Grantor would be required to do so pursuant to
Section 13.2 of the Credit Agreement.

     (d) The agreements in this Section 7.4 shall survive termination of the
Commitments and repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

                                      -24-

     SECTION 7.5. Governing Law; Jurisdiction; Venue; Service of Process.

     (a) Governing Law. This Agreement, unless otherwise expressly set forth herein, shall be governed by, construed and enforced in accordance with the law of the State of New York, without reference to the conflicts or choice of law principles thereof.

     (b) Submission to Jurisdiction. Each Grantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York,
and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment in such action or proceeding, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable
Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan
Document against any Grantor or its properties in the courts of any jurisdiction.

     (c) Waiver of Venue. Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 13.1 of the Credit
Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

     SECTION 7.6. Waiver of Jury Trial.

     (a) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY
LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR
THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS
REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE
EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES
THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS

                                      -25-

AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL
WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 7.7. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Grantor (and shall bind all Persons who become bound as a Grantor to this
Collateral Agreement), the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement (except in connection with any transaction permitted by Section 10.4 of the Credit
Agreement) without the prior written consent of the Administrative Agent (given in accordance with Section 7.1).

     SECTION 7.8. Set-Off. Each Grantor hereby irrevocably authorizes the
Administrative Agent and each Lender at any time and from time to time pursuant to Section 13.4 of the Credit Agreement, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the
Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such
Lender hereunder and claims of every nature and description of the
Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set off and the application made by the Administrative
Agent or such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of the Administrative Agent and each Lender under this Section 7.8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

     SECTION 7.9. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 7.10. Severability. Any provision of this Agreement or any other
Loan Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 7.11. Section Heading. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                                      -26-

     SECTION 7.12. Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the
Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative
Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

     SECTION 7.13. Acknowledgements.

     (a) Each Grantor hereby acknowledges that: (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party, (ii) neither the Administrative
Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan
Documents, and the relationship between the Grantors, on the one hand, and the
Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor, and (iii) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Lenders or among the
Grantors and the Lenders.

     (b) Each Issuer party to this Agreement acknowledges receipt of a copy of this Agreement and agrees to be bound thereby and to comply with (i) the terms thereof insofar as such terms are applicable to it and (ii) instructions from the Administrative Agent without further consent by the registered owner of the
Issuer's equity interests. The Administrative Agent agrees that it will not deliver any such instructions to any Issuer prior to an occurrence of an Event of Default. Each Issuer agrees to provide such notices to the Administrative
Agent as may be necessary to give full effect to the provisions of this
Agreement.

     SECTION 7.14. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 8.11 of the
Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement.

     SECTION 7.15. Releases.

     (a) At such time as the Obligations shall have been paid in full and the
Commitments have been terminated, the Collateral shall be released from the
Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any
Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination

     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created

                                      -27-

hereby on such Collateral. In the event that all the capital stock of any
Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then, at the request of the Borrower and at the expense of the Grantors, such Grantor shall be released from its obligations hereunder; provided that the Borrower shall have delivered to the Administrative
Agent and the Lenders, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

                           [Signature Pages to Follow]

                                      -28-

     IN WITNESS WHEREOF, the parties hereto have caused this Collateral
Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

                                        THE RESTAURANT COMPANY, as Grantor

                                        By: /s/ Michael P. Donahoe
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                        THE RESTAURANT HOLDING CORPORATION, as
                                        Grantor

                                        By: /s/ Michael P. Donahoe
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                        THE RESTAURANT COMPANY OF MINNESOTA, as
                                        Grantor

                                        By: /s/ Michael P. Donahoe
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                        TRC REALTY LLC, as Grantor

                                        By: /s/ Michael P. Donahoe
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                        PERKINS FINANCE CORPORATION, as Grantor

                                        By: /s/ Michael P. Donahoe
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                        WACHOVIA BANK, NATIONAL ASSOCIATION
                                        as Administrative Agent

                                        By: /s/ Ronald F. Bentien, Jr.
                                            ------------------------------------
                                            Name: Ronald F. Bentien, Jr.
                                            Title: Vice President

                                  SCHEDULE 3.6
                                       to
                              Collateral Agreement

Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number;
Registered Organization Number; Mailing Address; Chief Executive Office and
other Locations

------------------------------------------------------------------------------------------------------
   LEGAL NAME, MAILING
ADDRESS, CHIEF EXECUTIVE
OFFICE (IF DIFFERENT THAN   JURISDICTION OF      FEDERAL TAXPAYER     ORGANIZATIONAL
    MAILING ADDRESS)          ORGANIZATION    IDENTIFICATION NUMBER      NUMBER(1)     OTHER LOCATIONS
------------------------------------------------------------------------------------------------------

 The Restaurant Company         Delaware            62-1254388              N/A
------------------------------------------------------------------------------------------------------
The Restaurant Company of       Delaware            62-1831030              N/A
        Minnesota
------------------------------------------------------------------------------------------------------
  Perkins Finance Corp.         Delaware            62-1720081              N/A
------------------------------------------------------------------------------------------------------
                                                N/A (treated as a
     TRC Realty, LLC            Delaware       division of TRC for          N/A
                                                  IRS purposes)
------------------------------------------------------------------------------------------------------
 The Restaurant Holding         Delaware            62-1803999              N/A
         Company
------------------------------------------------------------------------------------------------------

----------
(1)    If none, so state.

                                  SCHEDULE 3.9
                                       to
                              Collateral Agreement

                             Commercial Tort Claims

None.

                                  SCHEDULE 3.10
                                       to
                              Collateral Agreement

                                Deposit Accounts

-----------------------------------------------------------------------------------------
                                                   Address of Financial
Grantor   Financial Institution   Account Number        Institution       Account Purpose
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

                                  SCHEDULE 3.11
                                       to
                              Collateral Agreement

                              Intellectual Property

     1. The listing of Trademarks (as defined in the Collateral Agreement)
should include: (a) the Trademark; (b) Registration Number or Serial Number; (c)
the Owner; (d) the Filing Date; (e) the Registration Date (if applicable); (f)
the Date Affidavit of Use and/or Renewal is Due; and (g) Whether the Affidavit
of Use and/or Renewal has been filed.

Please see attached.

     2. The listing of Trademark Licenses (as defined in the Collateral
Agreement) should include: (a) Name and Address of Licensee/Licensor; (b) Date;
(c) List of each Trademark Licensed/Assigned; and (d) Description of product to which license/assignment applies.
Please see attached.

     3. The listing of Patents (as defined in the Collateral Agreement) should include: (a) Country; (b) Patent Number; (c) Issue Date; (d) Inventor(s); (e)
Title of Invention; (f) Dates on which Maintenance Fees were paid; and (g)
Identity of Party Paying Maintenance Fees.

     None.

     4. The listing of Patent (as defined in the Collateral Agreement)
applications should include: (a) Application Number; (b) Filing Date; (c)
Inventors; and (d) Title of Invention.

     None.

     5. The listing of Patent Licenses (as defined in the Collateral Agreement)
should include: (a) Name and Address of Licensee/Licensor; (b) Date; (c) List of
each Patent Licensed/Assigned; and (d) Description of product to which license/assignment applies.

     None.

     6. The listing of Copyrights (as defined in the Collateral Agreement)
should include: (a) Registration Number; (b) Registration Date; (c) Title as
listed in Registration; (d) Publication Date; (e) Creation Date; (f) Author;
and(g) Subject Matter Covered.

     None.

     7. The listing of Copyright Licenses (as defined in the Collateral
Agreement) should include: (a) Name and Address of Licensee/Licensor; (b) Date;
(c) Work Licensed or Assigned.

     None.

                                  SCHEDULE 3.13
                                       to
                              Collateral Agreement

                Investment Property and Partnership/LLC Interests

Certificated Securities:
Grantor:

---------------------------------------------------------------------------------------------------
                                                                                  Percentage of
                                                                             Ownership Interests of
    Name of Issuer       Class and Series   Par Value   Certificate Number    such Class and Series
---------------------------------------------------------------------------------------------------

The Restaurant Company                                                                100%
---------------------------------------------------------------------------------------------------
Perkins Finance Corp.                                                                 100%
---------------------------------------------------------------------------------------------------
The Restaurant Company                                                                100%
   of Minnesota
---------------------------------------------------------------------------------------------------

Securities Accounts (including cash management accounts that are Investment
Property) and Uncertificated Securities:
Grantor:

-------------------------------------------------------------------------------
                                         Address of Financial
Financial Institution   Account Number        Institution       Account Purpose
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

---------------------------------------------------------------------------
                                                  Percentage of Ownership
                                                Interests of such Class and
Name of Issuer   Class and Series   Par Value              Series
---------------------------------------------------------------------------

---------------------------------------------------------------------------

Partnerships/LLC Interests:
Grantor:

--------------------------------------------------------------------------------------------------------

       Name of Issuer
(including identification of                                Certificate Number   Percentage of Ownership
      type of entity)          Type of Ownership Interest        (if any)         Interests of such Type
--------------------------------------------------------------------------------------------------------

TRC Realty LLC                 N/A                          N/A                  100%
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------